                                                                  EXHIBIT 4.4


                      FIRST AMENDMENT TO WARRANT AGREEMENT
                                    BETWEEN
            INTEL CORPORATION AND THE FIRST NATIONAL BANK OF BOSTON,
                     WARRANT AGENT - 1998 STEP-UP WARRANTS
                           TO PURCHASE COMMON STOCK -
                              DATED MARCH 1, 1993


This First Amendment to the above referenced Warrant Agreement (the "Agreement") is dated as of October 18, 1993, between Intel Corporation, a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association, as warrant agent (the "Warrant Agent").

WHEREAS the Company issued 1998 Step-Up Warrants (the "Warrants") entitling holders to purchase an initial aggregate of up to ten million (10,000,000) shares ("Shares") of the Company's common stock, $0.001 par value (the "Common Stock"); and

WHEREAS, pursuant to Sections 14(a), (h) and (k) of the Agreement, the Warrants have been adjusted to reflect a 2:1 split of the Company's Common Stock;

NOW, THEREFORE, the Agreement is amended as set forth below.

1.  Section 2 is amended to read as follows:

        SECTION 2. Amount Issued. Subject to the provisions of this Agreement, Warrants to purchase no more than twenty million (20,000,000) Shares may be issued and delivered by the Company hereunder.

2.  The second paragraph of Section 7 is amended to read as follows:

   Subject to the provisions of this Agreement, including Section 14, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and non-assessable Share at the price set forth in the following table (such price, as may be adjusted from time to time as provided in Section 14, being the "Exercise Price"):

LJ0138/10-22-93                                      1.

                                                                               EXERCISE PRICE
                              EXERCISE DATE                                       PER SHARE

                  After                      On or Before
                  -----                      ------------
                   May 13, 1993             March 14, 1994                         $71.50
                 March 14, 1994             March 14, 1995                         $74.50
                 March 14, 1995             March 14, 1996                         $77.50
                 March 14, 1996             March 14, 1997                         $80.50
                 March 14, 1997             March 14, 1998                         $83.50


3.  Exhibit A is replaced with the attached Exhibit A-1.

In all other respects the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the day and year first above written.


Attest:                            INTEL CORPORATION


/s/ Suzanne Taaffe                 By:  /s/ Thomas R. Lavelle
- -----------------------                 ------------------------





Attest:                            THE FIRST NATIONAL BANK OF BOSTON


/s/ Colleen M. Duran               By:  /s/ Kenyon Bissell
- ------------------------                -----------------------





LJ0138/10-22-93                                                        2.

                           EXHIBIT A-1 (REV'D 10/93)

                     [FORM OF FACE OF WARRANT CERTIFICATE]

                           VOID AFTER MARCH 14, 1998

No. C-                                                           WARRANT TO PURCHASE ________
                                                                 SHARES OF COMMON STOCK

                               INTEL CORPORATION

                 1998 STEP-UP WARRANT TO PURCHASE COMMON STOCK

  This Warrant Certificate certifies that ____________________________________
or registered assigns, is the registered holder of a 1998 Step- Up Warrant (the "Warrant") of Intel Corporation, a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock"), of the Company set forth above. This Warrant expires at 5:00 p.m. New York City time (the "Close of Business") on March 14, 1998 (the "Expiration Date"), unless such date is extended at the option of the Company, and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the initial exercise price (the "Exercise Price"), payable in lawful money of the United States of America, determined in accordance with the following table:

                         Exercise Date
                         -------------

           After the Close          On or Before the
           ---------------          ----------------
             of Business            Close of Business             Exercise Price Per Share
             -----------            -----------------             ------------------------
          May 13, 1993              March 14, 1994                         $71.50
          March 14, 1994            March 14, 1995                         $74.50
          March 14, 1995            March 14, 1996                         $77.50
          March 14, 1996            March 14, 1997                         $80.50
          March 14, 1997            March 14, 1998                         $83.50


Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, this Warrant may be exercised upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent in New York, New York or in Boston, Massachusetts (each such office, a "Warrant Agent Office").

  The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

                                     17                     WARRANT AGREEMENT

  No Warrant may be exercised prior to May 14, 1993 or after the Close of Business on the Expiration Date, unless the Company exercises its option to extend such date. After the Close of Business on the Expiration Date, the Warrants will become wholly void and of no value.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

  IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

  Dated:  ________________.

                                              INTEL CORPORATION



                                              By ______________________________

[Corporate Seal of Intel Corporation]

ATTEST:




By ____________________________________



Countersigned:
THE FIRST NATIONAL BANK OF BOSTON,
AS WARRANT AGENT



By ___________________________________




                                     18                       WARRANT AGREEMENT

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                               INTEL CORPORATION

  The warrant evidenced by this warrant certificate is a part of a duly authorized issue of 1998 Step-Up Warrants to purchase a maximum of ten million (10,000,000) Shares of Common Stock (subject to adjustment) issued pursuant to a Warrant Agreement, dated as of March 1, 1993 as the same may be amended from time to time (the "Warrant Agreement"), duly executed and delivered by the Company to The First National Bank of Boston, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

  Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, at the Warrant Agent Office.

  In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Close of Business on the Expiration Date, unexercised Warrants shall become wholly void and of no value.

  The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of such fractional Shares, there shall be paid to holders of the Warrant Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Share.

  Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.





                                     19                      WARRANT AGREEMENT

  Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Shares shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

  The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.




                                      20                       WARRANT AGREEMENT

                              ELECTION TO EXERCISE

                 (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares $______ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered and delivered as follows:

    ________________________________________________________________________
                                      Name

    ________________________________________________________________________
                                    Address

    ________________________________________________________________________
                        Delivery Address (if different)

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares be registered and delivered as follows:

    ________________________________________________________________________
                                      Name

    ________________________________________________________________________
                                    Address

    ________________________________________________________________________
                        Delivery Address (if different)




- ------------------------------------        ------------------------------------------------------------------------
  Social Security or Other Taxpayer                                      Signature
   Identification Number of Holder
                                            Note:  The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.  If the certificate representing the
                                            Shares or any Warrant Certificate  representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED:


____________________________________





                                      21                      WARRANT AGREEMENT

                                   ASSIGNMENT

                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
              HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

  FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

    ________________________________________________________________________
                                Name of Assignee

    ________________________________________________________________________
                              Address of Assignee

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint ____________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.




- ------------------------------------              ----------------------------------------------------------------------
                    Dated                                                    Signature

                                                   Note:  The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.



- -------------------------------------
  Social Security or Other Taxpayer
  Identification Number of Assignee


SIGNATURE GUARANTEED:



____________________________________





                                      22                     WARRANT AGREEMENT

                     SECOND AMENDMENT TO WARRANT AGREEMENT


This Second Amendment to "Warrant Agreement between Intel Corporation and The First National Bank of Boston, Warrant Agent - 1998 Step-Up Warrants to Purchase Common Stock dated March 1, 1993," as amended by First Amendment dated October 18, 1993 (the Warrant Agreement as amended by the First Amendment collectively referred to as the "Agreement"), is dated as of January 17, 1994 (the "Effective Date"), among Intel Corporation, a Delaware corporation ("Intel"), The First National Bank of Boston, a national banking association ("Bank of Boston"), and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris").

Intel, Bank of Boston, and Harris agree as follows:

1. Bank of Boston shall have no further rights and obligations as Warrant Agent under the Agreement as of the Effective Date, provided, however, that Bank of Boston shall continue to have the obligations of a former Warrant Agent set forth in Section 19 of the Agreement, including, without limitation, the obligation to provide reasonable assistance for the orderly transfer of the duties as Warrant Agent under the Agreement to Harris and diligently to tender to Harris all documents, records, and information regarding the Warrants and the Agreement.

2. Harris shall assume all of the rights and obligations as Warrant Agent under the Agreement as of the Effective Date.

3. The first sentence of Section 6 is amended by adding after the word "exchange" the following: "participating in the Medallion Signature Guaranty Program."

4. The third sentence of Section 6 is amended by deleting "Boston, Massachusetts" and inserting in its place "Chicago, Illinois."

5. Section 7 is amended by deleting the following sentence: "The holder of a Warrant shall exercise such holder's right to purchase Shares by depositing with the Warrant Agent at a Warrant Agent Office the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer





LJ0138/10-22-93
which is a member of the NASD or by a member of a national securities exchange, and upon payment of the Exercise Price for the number of Shares in respect of which such Warrants are being exercised in lawful money of the United States of America." and inserting in its place: "The holder of a Warrant shall exercise such holder's right to purchase Shares by depositing with the Warrant Agent at a Warrant Agent Office the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange participating in the Medallion Signature Guaranty Program, and upon payment of the Exercise Price for the number of Shares in respect of which such Warrants are being exercised in lawful money of the United States of America."

6.  Section 22 is amended by deleting:

      "The First National Bank of Boston
      P.O. Box 1865
      Boston, MA 02105
      Attention:  Shareholder Services Division

"The Warrant Agent maintains a Warrant Agent Office at BancBoston Clearance Corporation, 55 Broadway, Third Floor, New York, New York and at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts."

and inserting in its place:

      "Harris Trust and Savings Bank
      P.O. Box 755
      Chicago, Illinois 60690
      Attention: Shareholder Services Division

"The Warrant Agent maintains a Warrant Agent Office at Harris Trust Company of New York, 77 Water Street, 4th Floor, New York, New York and at Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois."

7.  Exhibit A-1 is replaced with the attached Exhibit A-2.





LJ0138/10-22-93

Except as otherwise expressly provided in this Amendment, all other terms of the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the day and year first above written.


Attest:                       INTEL  CORPORATION


/s/ Suzanne Taaffe            By:  /s/ Thomas R. Lavelle



Attest:                       THE FIRST NATIONAL BANK OF BOSTON


/s/ Colleen Duran             By:  /s/ Kenyon Bissell



Attest:                       HARRIS TRUST AND SAVINGS BANK


/s/ Kathleen J. Zednick       By:  /s/ Richard C. Carlson





LJ0138/10-22-93

                            EXHIBIT A-2 (REV'D 1/94)

                     [FORM OF FACE OF WARRANT CERTIFICATE]

                           VOID AFTER MARCH 14, 1998

No. C-                                  Warrant to Purchase _______________
                                         Shares of Common Stock

                               INTEL CORPORATION

                 1998 STEP-UP WARRANT TO PURCHASE COMMON STOCK

     This Warrant Certificate certifies that                or registered
assigns, is the registered holder of a 1998 Step-Up Warrant (the "Warrant") of Intel Corporation, a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock"), of the Company set forth above. This Warrant expires at 5:00 p.m. New York City time (the "Close of Business") on March 14, 1998 (the "Expiration Date"), unless such date is extended at the option of the Company, and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the initial exercise price (the "Exercise Price"), payable in lawful money of the United States of America, determined in accordance with the following table:

           EXERCISE DATE
- ------------------------------------
                    ON OR BEFORE THE
AFTER THE CLOSE         CLOSE OF         EXERCISE PRICE PER
  OF BUSINESS           BUSINESS                SHARE
- ----------------    ----------------    ---------------------
May 13, 1993        March 14, 1994             $71.50
March 14, 1994      March 14, 1995             $74.50
March 14, 1995      March 14, 1996             $77.50
March 14, 1996      March 14, 1997             $80.50
March 14, 1997      March 14, 1998             $83.50

Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, this Warrant may be exercised upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent in New York, New York or in Chicago, Illinois (each such office, a "Warrant Agent Office").

     The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

     No Warrant may be exercised prior to May 14, 1993 or after the Close of Business on the Expiration Date, unless the Company exercises its option to extend such date. After the Close of Business on the Expiration Date, the Warrants will become wholly void and of no value.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     In Witness Whereof, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated:
- ------------------------
                                            Intel Corporation

                                            By
[Corporate Seal of Intel
Corporation]

Attest:

By

Countersigned:
HARRIS TRUST AND SAVINGS
BANK,
as Warrant Agent

By

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                               INTEL CORPORATION

     The warrant evidenced by this warrant certificate is a part of a duly authorized issue of 1998 Step-Up Warrants to purchase a maximum of ten million (10,000,000) Shares of Common Stock (subject to adjustment) issued pursuant to a Warrant Agreement, dated as of March 1, 1993 as the same may be amended from time to time (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

     Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, at the Warrant Agent Office.

     In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Close of Business on the Expiration Date, unexercised Warrants shall become wholly void and of no value.

     The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of such fractional Shares, there shall be paid to holders of the Warrant Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Share.

     Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

     Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Shares shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

     The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                              ELECTION TO EXERCISE
                 (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to purchase           Shares and
herewith tenders in payment for such Shares $          in lawful money of the
United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered and delivered as follows:

- --------------------------------------------------------------------------------
                                      Name

- --------------------------------------------------------------------------------
                                    Address

- --------------------------------------------------------------------------------
                        Delivery Address (if different)

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares be registered and delivered as follows:

- --------------------------------------------------------------------------------
                                      Name

- --------------------------------------------------------------------------------
                                    Address

- --------------------------------------------------------------------------------
                        Delivery Address (if different)

- -------------------------------------   -----------------------------------------------------
  Social Security or Other Taxpayer                           Signature
   Identification Number of Holder
                                        Note: The above signature must correspond with the
                                        name as written upon the face of this Warrant
                                        Certificate in every particular, without alteration
                                        or enlargement or any change whatsoever. If the
                                        certificate representing the Shares or any Warrant
                                        Certificate representing Warrants not exercised is to
                                        be registered in a name other than that in which this
                                        Warrant Certificate is registered, the signature of
                                        the holder hereof must be guaranteed.
Signature Guaranteed:

- -------------------------------------

                                   ASSIGNMENT

                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
              HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

     For Value Received, the undersigned registered holder hereby sells, assigns and transfers unto

- --------------------------------------------------------------------------------
                                Name of Assignee

- --------------------------------------------------------------------------------
                              Address of Assignee

this Warrant Certificate, together with all right, title and interest therein,
and does irrevocably constitute and appoint                attorney, to transfer
the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.

- -----------------------------------   ------------------------------------------
                Dated                                  Signature
                                      Note: The above signature must correspond
                                      with the name as written upon the face of
                                      this Warrant Certificate in every particular,
                                      without alteration or enlargement or any
                                      change whatsoever.
- -----------------------------------
  Social Security or Other Taxpayer
  Identification Number of Assignee

SIGNATURE Guaranteed:

- -----------------------------------